WRITTEN ACTION IN LIEU OF A MEETING
of
THE BOARD OF DIRECTORS
of
ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

The undersigned, constituting all the members of the Board of Directors (the “Board”) of Allianz Life Insurance Company of North America, a Minnesota corporation (the “Company”), acting pursuant to the relevant provisions of the Minnesota Statutes, hereby consent to the adoption of, and do hereby adopt, the following resolutions as of August 20, 2010:

SEC Filings

WHEREAS, the Company develops and sells insurance products (the “Products”) that must be registered with the United States Securities and Exchange Commission (the “SEC”) as securities under the Securities Act of 1933 (the “33 Act”); and

WHEREAS, the Company proposes to register a new Product with the SEC by filing with the SEC a Form S-1 Registration Statement (the “Registration Statement”);

NOW, THEREFORE, RESOLVED, that the officers of the Company are hereby authorized to execute and file with the SEC on behalf of the Company, any Registration Statements, any amendments to such Registration Statements, and any related required filings as shall be deemed necessary or proper, and all exhibits thereto and other documents in connection therewith, by means of the SEC’s electronic disclosure system known as EDGAR or otherwise.

RESOLVED FURTHER, that the name of any officer signing such Registration Statement and any amendments to such Registration Statement, or any related filings, on behalf of the Company, may be signed pursuant to a power of attorney, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith.

RESOLVED FURTHER, that the officers of the Company are hereby authorized and directed on behalf of the Company to take any and all actions deemed necessary, appropriate or desirable, in their judgment and discretion, to fully carry out the intent and to accomplish the purposes of the foregoing resolutions.

/s/ Jay Ralph                                                                                                                            /s/ Brigitte Bovermann
______________________________                                                                           ___________________________
Jay S. Ralph                                                                                                                             Dr. Brigitte Bovermann

/s/ Gary C. Bhojwani                                                                                                              /s/ Giulio Terzariol
______________________________                                                                           _________________________________
Gary C. Bhojwani                                                                                                                  Giulio Terzariol

/s/ Helmut Perlet                                                                                                                      /s/ Michael Sullivan
______________________________                                                                           _________________________________
Dr. Helmut Perlet                                                                                                                   Michael P. Sullivan

/s/ Dale Lauer
______________________________
Dale E. Lauer